Francine Giani
Executive Director
Department of Commerce

Gary Herbert
Governor
State of Utah

Kathy Berg
Director
Division of Corporations
& Commercial Code

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS & COMMERCIAL CODE
CERTIFICATE OF REGISTRATION

RICHARD BRUGGEMAN
WINDGEN ENERGY INC.
3167 S 2850 E
SALT LAKE CITY UT 84109

Access Code
Code: 836803

State of Utah
Department of Commerce
Division of Corporations & Commercial Code

CERTIFICATE OF REGISTRATION

Corporation - Domestic - Profit

This certifies that **WINDGEN ENERGY INC.** has been filed and approved on **June 16, 1983** and has been issued the registration number **836803-0142** in the office of the Division and hereby issues this Certification thereof.

Kathy Berg

KATHY BERG
Division Director

*The Access Code is used for Online Applications used by this Division only.

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

EXPEDITE

AMENDMENT

RECEIVED
DEC 16 2009
Utah Div. Of Corp. & Comm. Code
receipt
3074201
3078546

File Number: 836803-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: InMedica Development Corporation

2. The date the following amendment(s) was adopted: December 4, 2009

3. If changing the corporation name, the new name of the corporation is:
WindGen Energy Inc.

4. The text of each amendment adopted (include attachment if additional space needed):

First Amendment: The following amendment to Article I of the Articles of Incorporation was adopted by the shareholders of the Corporation on December 4, 2009, in the manner prescribed by the Utah Business Corporation Act: Article I. Corporate Name. The name of the corporation is WindGen Energy Inc. Second Amendment: The first sentence of Article IV, paragraph (a), of the Articles of Incorporation of the Company was amended and restated in its entirety upon approval by the shareholders of the Corporation on December 4, 2009, so as to read as follows: The total number of common shares which this Corporation shall have the authority to issues is 100,000,000, par value of $.001 per share.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

[ ] Adopted by Incorporators or Board of Directors – Shareholder action not required.

[✓] Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing) ____________ *(not to exceed 90 days)*

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature]

Title: CEO

Date: December 11, 2009

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 16 day of Dec. 2009
In this office of this Division and hereby issued This Certificate thereof.

Examiner Swanson Date 12-24-09

Kathy Berg
Division Director

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

INMEDICA DEVELOPMENT CORPORATION

FIRST AMENDMENT

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is InMedica Development Corporation.

SECOND: The following amendment to Article I of the Articles of Incorporation was adopted by the shareholders of the Corporation on December 4, 2009, in the manner prescribed by the Utah Business Corporation Act:

> Article I. Corporate Name. The name of the corporation is WindGen Energy Inc.

THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 28,551,160, the number of shares entitled to vote thereon as a class were as follows:

Class	No. of Shares
Common Stock, $.001 par value	28,551,160

FIFTH: The number of shares voted in favor of such amendment was 18,088,138; the number of shares voted against such amendment was none.

12-15-09P04:54 RCVD

SECOND AMENDMENT

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is InMedica Development Corporation.

SECOND: The first sentence of Article IV, paragraph (a), of the Articles of Incorporation of the Company was amended and restated in its entirety upon approval by the shareholders of the Corporation on December 4, 2009, so as to read as follows:

"The total number of common shares which this Corporation shall have the authority to issues is 100,000,000, par value of $.001 per share."

THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 28,551,160, the number of shares entitled to vote thereon as a class were as follows:

Class	No. of Shares
Common Stock, $.001 par value	28,551,160

FIFTH: The number of shares voted in favor of such amendment was 18,088,138; the number of shares voted against such amendment was none.

Dated this 11th day of December 2009.

INMEDICA DEVELOPMENT CORPORATION

By [signature]
Ronald Conquest, CEO

By [signature]
Chris Miller, Secretary

12-15-09P04:54 RCVD

STATE OF ARIZONA)
: ss
COUNTY OF MARICOPA)

I, Ann Chadwick, a Notary Public, do hereby certify that on this 11th day of December, 2009 personally appeared before me Ronald Conquest, who being by me first duly sworn declared that he is the CEO of InMedica Development Corporation, that he signed the foregoing document as CEO of said corporation, and that the statements therein contained are true.

My Commission Expires: [signature]
NOTARY PUBLIC

August 1, 2013

Residing in Scottsdale, Arizona

Ann M. Chadwick
Notary Public - Arizona
Maricopa County
My Commission Expires on
Aug 1, 2013

WRITTEN CONSENT OF SHAREHOLDERS

INMEDICA DEVELOPMENT CORPORATION

December 4, 2009

Pursuant to Utah statute, the undersigned, owning a majority of the outstanding common stock shares of InMedica Development Corporation, a Utah corporation (the "Company"), do hereby waive the required notice of a Shareholders meeting, and unanimously consent to the adoption of the following Board resolution:

RESOLVED, that the Company shall amendment its Articles of Incorporation to: (i) change its name to "WindGen Energy, Inc."; and (ii) increase its authorized common stock shares from 40,000,000 to 100,000,000 (the "Amendments").

IN WITNESS WHEREOF, the undersigned shareholders have executed these Minutes, effective as of the date first written above.

Chi Lin Technology Co., Ltd.
Owner of 6,043,704 Shares

By Proxy ________________
Larry Clark

By Proxy [signature]
Richard Bruggeman

____
Larry Clark
Owner of 2,937,025 Shares

[signature]
Richard Bruggeman
Owner of 535,742 Shares

Law Investments CR, S.A.

[signature]
Ron Conquest, President
Owner of 8,571,667 Shares

C:\WP51\IMED\033

12-16-09P04:54 RCVD

WRITTEN CONSENT OF SHAREHOLDERS

INMEDICA DEVELOPMENT CORPORATION

December 4, 2009

Pursuant to Utah statute, the undersigned, owning a majority of the outstanding common stock shares of InMedica Development Corporation, a Utah corporation (the "Company"), do hereby waive the required notice of a Shareholders meeting, and unanimously consent to the adoption of the following Board resolution:

RESOLVED, that the Company shall amendment its Articles of Incorporation to: (i) change its name to "WindGen Energy, Inc."; and (ii) increase its authorized common stock shares from 40,000,000 to 100,000,000 (the "Amendments").

IN WITNESS WHEREOF, the undersigned shareholders have executed these Minutes, effective as of the date first written above.

Chi Lin Technology Co., Ltd.
Owner of 6,043,704 Shares

By Proxy Larry Clark
Larry Clark

By Proxy ______________________
Richard Bruggeman

Larry Clark
Larry Clark
Owner of 2,937,025 Shares

____
Richard Bruggeman
Owner of 535,742 Shares

Law Investments CR, S.A.

____
Ron Conquest, President
Owner of 8,571,667 Shares

C:\WP51\IMED\033

12-16-09P04:54 RCVD